EXHIBIT 10.1
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Third Amendment”) is executed and entered into this 13th day of November, 2007 by and between CTI Industries Corporation, an Illinois corporation and CTI Helium, Inc., an Illinois corporation (collectively the “Borrower”) and RBS Citizens, N.A., successor by merger to Charter One Bank, N.A., a national banking association (“Bank”) and amends, as of the effective date hereof, the Loan and Security Agreement between the parties dated February 1, 2006, as amended by the First Amendment to Loan and Security Agreement dated June 28th, 2006 and the Second Amendment to Loan and Security Agreement dated December 6, 2006 (collectively the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

For and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Agreement is hereby amended as follows:

1. The definition of “Borrowing Base Amount” in Section 1 of the Loan Agreement shall be amended in its entirety to read as follows:

“Borrowing Base Amount” shall mean:

(a) an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary including reasonable reserves for royalty fees payable by Borrower and for dilution) of all Eligible Accounts other than Eligible Foreign Accounts; plus

(b) the lesser of (i) an amount equal to ninety percent (90%) of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary) of all Eligible Foreign Accounts; and (ii) One Million and No/100 Dollars ($1,000,000.00); plus

(c) the lesser of (i) an amount equal to sixty percent (60%) of the lower of cost or market value (after deduction of such reserves and allowances as the Bank deems proper and necessary) of all Eligible Inventory; and (ii) Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00).

2. The following definitions shall be inserted as new definitions in Section 1 of the Loan Agreement:

“Capital Lease Loans” shall mean the advance or advances made by the Bank or one of its Affiliates to fund the Capital Leases between RBS Asset Finance, Inc. and Borrower pursuant to the Equipment Lease Documents.

“Capital Lease Loan Commitment” shall mean One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

“Equipment Lease Documents” shall mean the Master Equipment Lease Agreement dated July 11, 2007 by and between RBS Asset Finance, Inc. and Borrower, and any and all documents executed by any of the Obligors in connection therewith or otherwise related thereto.

3. The definition of “Loans” in Section 1 of the Loan Agreement shall be amended in its entirety to read as follows:

“Loans” shall mean, collectively, all Capital Lease Loans, Revolving Loans, the Term Loan and Mortgage Loan made by the Bank or its Affiliates to the Borrower and all Letter of Credit Obligations, under and pursuant to this Agreement.

4. The definition of “Loan Documents” in Section 1 of the Loan Agreement shall be amended in its entirety to read as follows:

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrower, the Guarantors or any of the Borrower’s Subsidiaries for the benefit of the Bank pursuant to any of the foregoing, the Equipment Lease Documents, and all amendments, restatements, supplements and other modifications of any of the foregoing.

5. The definition of “Revolving Loan Commitment” in Section 1 of the Loan Agreement shall be amended in its entirety to read as follows:

“Revolving Loan Commitment” shall mean Nine Million and No/100 Dollars ($9,000,000.00).

6. Section 2.4 of the Loan Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

2.4 Capital Lease Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents (including the terms of the Equipment Lease Documents), the Bank, directly or indirectly through one of its Affiliates, agrees to make available such Capital Lease Loans as the Borrower may from time to time request, and the Bank shall approve, until November 13, 2008; provided, however, that the aggregate principal balance of all Capital Lease Loans shall not exceed the Capital Lease Loan Commitment. The Capital Lease Loans shall be used to acquire such equipment as RBS Asset Finance, Inc. and Bank may approve.

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7. Upon the effective date of this Third Amendment, Bank hereby waives the following Events of Default or Unmatured Events of Defaults by Borrower for the period ending September 30, 2007: (a) the failure to maintain a ratio of Senior Debt to EBITDA of not greater than 3.00 to 1.00 under Section 10.3 of the Agreement; and (b) the failure to maintain a fixed charge coverage ratio of not less than 1.15 to 1.00 under Section 10.4 of the Agreement. Such limited waivers shall not be deemed a waiver of any further or additional violations of the Agreement, or a waiver of any other condition, requirement or provision of the Agreement.

8. Section 9.1(g) of the Loan Agreement shall be amended in its entirety to read as follows:

(g) Capitalized Lease Obligations, provided that the aggregate amount of all such Debt outstanding at any time shall not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate (excluding the Obligations under the Equipment Lease Documents);

9. Section 10.3 of the Loan Agreement shall be amended in its entirety to read as follows:

10.3 Senior Debt to EBITDA. As of the end of each of its fiscal quarters set forth below, the Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated Senior Debt; to (b) consolidated EBITDA for the twelve month period ending on the last day of such fiscal quarter, of not greater than the following:

Senior Debt
Computation Period Ending	to EBITDA

December 31, 2007	4.00 to 1.00

March 31, 2008	3.25 to 1.00

June 30, 2008 and thereafter	3.00 to 1.00

10. Section 10.4 of the Loan Agreement shall be amended in its entirety to read as follows:

10.4 Fixed Charge Coverage. As of the end of each fiscal quarter, the Borrower and its Subsidiaries shall maintain a ratio of (a) the total for the Computation Period (as defined below) ending on the last day of such fiscal quarter of EBITDA minus the sum of all income taxes paid in cash by the Borrower and its Subsidiaries and all Capital Expenditures which are not financed with Funded Debt or by the Contribution to Capital, to (b) the sum for such Computation Period of (i) Interest Charges plus (ii) required payments of principal of Borrower’s Funded Debt (including the Term Loan, Mortgage Loan, and the Capital Lease Loans, but excluding the Revolving Loans) for such period, of not less than 1.15 to 1.00. The “Computation Period” as used herein shall mean twelve months.

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11. The effectiveness of this Third Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) Bank shall have accepted this Third Amendment in the spaces provided for that purpose below.

(b) The Guaranties shall have been amended and reaffirmed by the Guarantors.

(c) The Bank shall have received from the Borrower a new Revolving Note in the amount of up to $9,000,000.00.

(d) The Borrower shall be in full compliance with the terms of the Loan Documents and no Event of Default or Unmatured Event of Default shall have occurred or be continuing after giving effect to this Third Amendment.

(e) Borrower shall have paid Bank a commitment fee of $5,000.00.

(f) Borrower shall have delivered certified copies of Board of Director resolutions authorizing this Third Amendment.

(g) All other legal matters incident to the execution and delivery hereof contemplated hereby and to the transaction contemplated hereby (including the delivery of ancillary documentation requested by Bank) shall be satisfactory to Bank and its counsel.

Upon the date all of the foregoing conditions precedent have been satisfied, this Third Amendment shall take effect. Thereupon, the Bank shall cancel and return to the Borrower the existing Revolving Note in the amount of $7,000,000.00.

12. To the extent the terms of this Third Amendment conflict with the terms of the Loan Agreement, the terms hereof shall be controlling. Except as specifically amended hereby, the Loan Agreement shall remain unchanged and in full force and effect. The Loan Agreement, as amended hereby, and all rights and powers created thereby and thereunder are in all respects ratified and confirmed. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed an original, but all such counterparts together shall constitute but one and the same Third Amendment. This Third Amendment shall be binding upon and inure to the benefit of the Bank and the Borrower, and their respective successors and assigns. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

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IN WITNESS WHEREOF the parties hereto have caused this Third Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

CTI Helium, Inc.	CTI Industries Corporation

By: /s/ Stephen M. Merrick	By: /s/ Stephen M. Merrick

Title: Executive Vice President	Title: Executive Vice President

BANK:

RBS Citizens, N.A., successor by merger to Charter One Bank, N.A.

By: /s/ Erica Scully

Title: Vice President

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SECOND REPLACEMENT REVOLVING NOTE

$9,000,000.00	Date: November 13th, 2007
Chicago, Illinois

FOR VALUE RECEIVED, CTI Industries Corporation, an Illinois corporation and CTI Helium, Inc., an Illinois corporation (collectively the “Borrower”), whose address is 22160 North Pepper Road, Barrington, Illinois 60010, promises to pay to the order of RBS CITIZENS, N.A. successor by merger to CHARTER ONE BANK, N.A., a national banking association (hereinafter, together with any holder hereof, the “Bank”), whose address is 71 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, on the Revolving Loan Maturity Date, the lesser of (i) Nine Million and 00/100 Dollars ($9,000,000.00), or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Loan and Security Agreement dated as of February 1, 2006, executed by and between the Borrower and the Bank, as amended from time to time (as amended, supplemented or modified from time to time, the “Loan Agreement”), and made available by the Bank to the Borrower at the maturity or maturities and in the amount or amounts stated on the records of the Bank, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

This Second Replacement Revolving Note (the “Revolving Note”) evidences the Revolving Loans, Letters of Credit and other indebtedness incurred by the Borrower under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Revolving Note is entitled to all of the benefits and security provided for in the Loan Agreement. All Revolving Loans shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement.

Principal and interest shall be paid to the Bank at its address set forth above, or at such other place as the holder of this Revolving Note shall designate in writing to the Borrower. Each Revolving Loan made, and all Letters of Credit issued by the Bank, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Bank and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Bank, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Note, and assents to any extension or postponement of the time of payment or any other indulgence.

The Revolving Loans and the Letters of Credit evidenced hereby have been made and/or issued and this Revolving Note has been delivered at the Bank’s main office set forth above. This Revolving Note shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Loan Agreement and this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Revolving Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Revolving Note. The term “Borrower” as used herein shall mean all parties signing this Revolving Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

This Revolving Note replaces that certain Replacement Revolving Note dated December 6, 2006, which note is replaced in its entirety as of the date hereof.

IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the date set forth above.

CTI Industries Corporation, an Illinois corporation

By: /s/ Stephen M. Merrick

Name: Stephen M. Merrick

Title: Executive Vice President

CTI Helium, Inc., an Illinois corporation

By: /s/ Stephen M. Merrick

Name: Stephen M. Merrick

Title: Executive Vice President

 AMENDMENT AND REAFFIRMATION AGREEMENT

THIS AMENDMENT AND REAFFIRMATION AGREEMENT (AAmendment and Reaffirmation@) is made by Stephen M. Merrick (the AGuarantor@) and delivered to RBS Citizens, N.A. successor by merger to Charter One Bank, N.A. (ABank@). In order to induce Bank to consent to the Third Amendment to the Loan and Security Agreement attached hereto as Exhibit A (the AThird Amendment@) the Guarantor hereby:

1. Consents to the Third Amendment in all respects.

2.
Reaffirms and ratifies the Limited Continuing Unconditional Guaranty executed by the Guarantor dated February 1, 2006, as amended (the “Limited Continuing Unconditional Guaranty”) and confirms that the Limited Continuing Unconditional Guaranty remains in full force and effect and is binding upon the Guarantor without any setoffs, defenses or counterclaims of any kind whatsoever.

3.	Agrees that the Limited Continuing Unconditional Guaranty is hereby amended by deleting the fifth paragraph thereof in its entirety and replacing it with the following:

“NOW, THEREFORE, FOR VALUE RECEIVED, it is agreed that the preceding provisions and recitals are an integral part hereof and that this Guaranty shall be construed in light thereof, and in consideration of advances, credit or other financial accommodation heretofore afforded, concurrently herewith being afforded or hereafter to be afforded to the Borrower by the Bank, the Guarantor hereby unconditionally and absolutely guarantees to the Bank or other person paying or incurring the same, irrespective of the validity, regularity or enforceability of any instrument, writing, arrangement or credit agreement relating to or the subject of any such financial accommodation, the payment in full, promptly on demand of the Bank or such other person paying or incurring the same, of up to the principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the “Guaranteed Debt”) of the Indebtedness (as hereinafter defined).”

4.	In all other respects, the Limited Continuing Unconditional Guaranty remains unchanged and in full force and effect.

5.
Reaffirms and ratifies the Subordination Agreement between the Bank, Guarantor and CTI Industries Corporation dated February 1, 2006 (the “Subordination Agreement”), confirms that the Subordination Agreement remains in full force and effect and that the increased Revolving Loan Commitment amount implemented by the Third Amendment shall be included in the Senior Debt, as defined in the Subordination Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Amendment and Reaffirmation as of this 13th day of November, 2007.

GUARANTOR:

/S/ Stephen M. Merrick
Stephen M. Merrick

 AMENDMENT AND REAFFIRMATION AGREEMENT

THIS AMENDMENT AND REAFFIRMATION AGREEMENT (AAmendment and Reaffirmation@) is made by John H. Schwan (the AGuarantor@) and delivered to RBS Citizens, N.A. successor by merger to Charter One Bank, N.A. (ABank@). In order to induce Bank to consent to the Third Amendment to the Loan and Security Agreement attached hereto as Exhibit A (the AThird Amendment@) the Guarantor hereby:

1. Consents to the Third Amendment in all respects.

4.
Reaffirms and ratifies the Limited Continuing Unconditional Guaranty executed by the Guarantor dated February 1, 2006, as amended (the “Limited Continuing Unconditional Guaranty”) and confirms that the Limited Continuing Unconditional Guaranty remains in full force and effect and is binding upon the Guarantor without any setoffs, defenses or counterclaims of any kind whatsoever.

5.	Agrees that the Limited Continuing Unconditional Guaranty is hereby amended by deleting the fifth paragraph thereof in its entirety and replacing it with the following:

“NOW, THEREFORE, FOR VALUE RECEIVED, it is agreed that the preceding provisions and recitals are an integral part hereof and that this Guaranty shall be construed in light thereof, and in consideration of advances, credit or other financial accommodation heretofore afforded, concurrently herewith being afforded or hereafter to be afforded to the Borrower by the Bank, the Guarantor hereby unconditionally and absolutely guarantees to the Bank or other person paying or incurring the same, irrespective of the validity, regularity or enforceability of any instrument, writing, arrangement or credit agreement relating to or the subject of any such financial accommodation, the payment in full, promptly on demand of the Bank or such other person paying or incurring the same, of up to the principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the “Guaranteed Debt”) of the Indebtedness (as hereinafter defined).”

4.	In all other respects, the Limited Continuing Unconditional Guaranty remains unchanged and in full force and effect.

5.
Reaffirms and ratifies the Subordination Agreement between the Bank, Guarantor and CTI Industries Corporation dated February 1, 2006 (the “Subordination Agreement”), confirms that the Subordination Agreement remains in full force and effect and that the increased Revolving Loan Commitment amount implemented by the Third Amendment shall be included in the Senior Debt, as defined in the Subordination Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Amendment and Reaffirmation as of this 13th day of November, 2007.

GUARANTOR:

/s/ John H. Schwan
John H Schwan